HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS TO ACQUIRE DB APPAREL, THE LEADING INTIMATE APPAREL AND UNDERWEAR COMPANY IN EUROPE, TO LEVERAGE ITS INNOVATE-TO-ELEVATE STRATEGY AND GLOBAL SUPPLY CHAIN
- Leading Branded Intimate Apparel and Underwear Company Meets Hanes’ Acquisition Criteria for Value Creation and Growth Opportunities
- With Powerhouse Brands, Including DIM, DBApparel Primarily Holds the No. 1 Market Share Positions in France, Germany, Spain and Italy
- Significant Value Creation and Synergy Potential from Grafting Hanes’ Innovate-to-Elevate Strategy onto the Business and Leveraging Global Supply Chain
- Acquisition Expected to Add Approximately $0.25 of Adjusted EPS in 2015 and Approximately $1.00 of Adjusted EPS Annually Within 3 to 4 Years
- Investor Conference Call and Webcast to be Held at 8:30 a.m. EDT Today

WINSTON-SALEM, N.C. (June 25, 2014) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, today announced that it intends to acquire DBApparel of France from Sun Capital Partners, Inc., provided consultation with European and French works councils representing DBA employees is completed and customary closing conditions are met.

DBA is a leading marketer of intimate apparel, hosiery and underwear in Europe, new geography for Hanes. The all-cash transaction would be accretive to adjusted earnings per share in the first 12 months after closing, including an estimated $0.25 of adjusted EPS excluding actions in 2015. With the realization of full benefits in three to four years, the acquisition would add, on an annual basis, more than $875 million in net sales, approximately $125 million in adjusted operating profit excluding actions, and approximately $1.00 in adjusted EPS excluding actions.

Hanes’ transaction offer values DBA at €400 million on an enterprise basis (approximately $550 million at current exchange rates), or approximately 7½ times EBITDA. Hanes intends to fund the acquisition with cash on hand and third-party borrowings. The post-synergy multiple is expected to be less than 4 times EBITDA. The acquisition could close as soon as the third quarter 2014.

Hanes and DBA were formerly separate sister companies under the ownership of Sara Lee Corporation. In 2006, Sun Capital acquired DBA and Hanes spun off into an independent public company. Together, the two companies would be one of the largest basic innerwear apparel companies in the world and share the worldwide rights to the Playtex, Wonderbra and DIM brands.

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“Purchasing DBApparel would represent another great acquisition for Hanes and a good use of our ample cash flow to generate significant shareholder value,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “We will be able to reunite two great companies to create significant growth and margin-expansion opportunities. Together, we will be a nearly $6 billion company utilizing our disciplined Innovate-to-Elevate strategy and leveraging our global supply chain.”

DBA’s product offerings mirror those of Hanes’ Innerwear segment, and the company is a leader across Western and Central Europe where Hanes does not have a material presence. DBA sells intimate apparel, hosiery, and men’s underwear, with nearly half of total company sales coming from intimate apparel. DBA is No.1 in market share for intimate apparel in France and Spain and No. 2 in Italy; No. 1 in men’s underwear in France and Spain; and No. 1 in hosiery in France and Germany.

DBA sells innerwear in 16 countries, primarily in Western and Central Europe. Approximately 45 percent of company sales are in France, while the Germany/Austria market accounts for approximately 15 percent of sales. Italy, Spain and Portugal together account for another 20 percent of sales.

DBA’s strong brands include DIM, Playtex and Wonderbra in multiple countries. DIM accounts for approximately 50 percent of all sales. Strong national brands include Nür Die hosiery in Germany, Lovable intimate apparel in Italy, and Abanderado men’s underwear in Spain.

There are significant opportunities to leverage the increased scale of the combined company and global supply chain. DBA utilizes a mix of self-owned manufacturing and sourcing from third-party manufacturers.

Like Hanes, DBA self-manufactures the significant majority of its hosiery products, with production facilities in France, Germany, Slovakia and Romania. However, DBA outsources the production of approximately 75 percent of its intimate apparel and underwear, whereas Hanes owns significant intimate apparel and underwear production around the world.

“DBA is a great company with an outstanding management team and world-class employees,” said Gerald W. Evans Jr., Hanes’ chief operating officer. “The company is well-run, a market leader, and mirrors our Innerwear business. We are looking forward to welcoming the DBA team to Hanes. Together, we have the world’s best innerwear brands, the most knowledgeable employees in the industry, and the size and passion to be the best basic apparel company in the world.”

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Hanes. Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Hanes.

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Webcast Conference Call

Hanes will host a live Internet webcast of its investor conference call to discuss the acquisition announcement at 8:30 a.m. EDT today. The webcast may be accessed on the investor page the Hanes corporate website, www.Hanes.com/investors. The call is expected to conclude by 9 a.m.

Slides with additional background information about DBApparel and an archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. A telephone playback will be available from approximately noon EDT today through midnight EDT July 2, 2014. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 63743313.

Note on Non-GAAP Terms and Definitions

Adjusted EPS, adjusted operating profit, and EBITDA are not generally accepted accounting principle measures. Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Adjusted EPS is defined as diluted EPS excluding acquisition-related actions and the tax effect on them. The company believes that adjusted EPS provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and actions.

Adjusted operating profit is defined as operating profit excluding actions, and the company believes that the measure provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and actions.

EBITDA is defined as earnings from operations before interest, taxes, depreciation, and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance.

Cautionary Statement Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of DB Apparel (the “acquisition”), including the expected impact on HanesBrands’ sales, earnings and operating profit, the anticipated funding of the acquisition and the expected timing for closing the acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation

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or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of DB Apparel, events that could give rise to a termination of the acquisition agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, and the level of expenses and other charges related to the acquisition and the funding thereof. There can be no assurance that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, Maidenform, Flexees, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 530 on the Fortune 1000 list, Hanes has approximately 49,700 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2014, 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year award winner. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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